EXHIBIT 32

CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. § 1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that this Quarterly Report on Form 10-Q of the Company for the quarter ended September 2, 2006 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norbert E. Woodhams
Norbert E. Woodhams
October 17, 2006

Solely for the purposes of complying with 18 U.S.C. § 1350, I, the undersigned Principal Financial Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that this Quarterly Report on Form 10-Q of the Company for the quarter ended September 2, 2006 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph W. Meyers
Joseph W. Meyers
October 17, 2006

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